As filed with the Securities and Exchange Commission on June 27, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIMKENSTEEL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	46-4024951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1835 Dueber Ave., S.W., Canton, Ohio	44706-2798
(Address of Principal Executive Offices)	(Zip Code)

TimkenSteel Corporation Voluntary Investment Pension Plan

(Full title of the plan)

Frank A. DiPiero

Executive Vice President, General Counsel and Secretary

1835 Dueber Ave., S.W.

Canton, Ohio 44706-2798

(Name and address of agent for service)

(330) 438-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common shares, without par value (1)	750,000	$37.57	$28,177,500	$3,629.27

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional common shares, without par value (“Common Shares”), of TimkenSteel Corporation (the “Registrant”) as may become issuable pursuant to the anti-dilution provisions of the TimkenSteel Corporation Voluntary Investment Pension Plan (the “Plan”). Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests of the Registrant to be offered or sold pursuant to the Plan.
(2)	Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for the Common Shares as reported on a when-issued basis on the New York Stock Exchange on June 26, 2014 within five business day prior to filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

(a)	The Registrant’s Registration Statement on Form 10 (Commission File No. 001-36313), initially filed on February 11, 2014, as amended by Amendment No. 1 filed on March 28, 2014, Amendment No. 2 filed on April 25, 2014, Amendment No. 3 filed on May 15, 2014 and Amendment No. 4 filed on May 30, 2014, under the Securities Exchange Act of 1934 (the “Exchange Act”);

(b)	The Registrant’s Current Report on Form 8-K filed on June 13, 2014; and

(c)	The description of the Common Shares contained in the Registrant’s Information Statement, filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form 10 (Commission File No. 001-36313), initially filed on February 11, 2014, as amended by Amendment No. 1 filed on March 28, 2014, Amendment No. 2 filed on April 25, 2014, Amendment No. 3 filed on May 15, 2014 and Amendment No. 4 filed on May 30, 2014, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our regulations provide that we will indemnify, to the fullest extent permitted by law, any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at our request as a director, trustee or officer of another corporation, domestic or foreign, non-profit or for-profit, partnership, joint venture, trust or other enterprise. We will not be required to indemnify any person with respect to any action, suit or proceeding that was initiated by that person unless the action, suit or proceeding was initiated to enforce any rights to indemnification under our regulations and the person is formally adjudged to be entitled to indemnity. The indemnification obligation provided in our regulations is not exclusive of any other rights to which those seeking indemnification may be entitled under any law, the articles of incorporation or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while he is our director or officer and shall continue as to a person who has ceased to be a director, trustee or officer and shall inure to the benefit of the heirs, executors and administrators of that person.

Our regulations also permit us to purchase and maintain insurance on behalf of any persons that we are required to indemnify under the regulations against any liability asserted against and incurred by that person, in their status or capacity as a party we must indemnify, whether or not we would have the power to indemnify such person against such liability. We may also, to the fullest extent permitted by law, enter into an indemnification agreement with any persons that we are required to indemnify under the regulations.

We will enter into contracts with some of our directors and officers and indemnify them against many of the types of claims that may be made against them. We also will maintain insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in the regulations.

Section 1701.13 of the Ohio Revised Code, or Section 1701.13, generally permits indemnification of any director, officer or employee with respect to any proceeding against any such person provided that: (a) such person acted in good faith, (b) such person reasonably believed that the conduct was in or not opposed to the best interests of the corporation, and (c) in the case of criminal proceedings, such person had no reasonable cause to believe that the conduct was unlawful. Indemnification may be made against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by such person in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may be made only against actual and reasonable expenses (including attorneys’ fees) and may not be made with respect to any proceeding in which the director, officer or employee has been adjudged to be liable to the corporation, except to the extent that the court in which the proceeding was brought shall determine, upon application, that such person is, in view of all the circumstances, entitled to indemnity for such expenses as the court shall deem proper. To the extent that a director, officer or employee is successful on the merits or otherwise in defense of the proceeding, indemnification is required. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the director, officer or employee did not meet the standard of conduct required for indemnification to be permitted.

Section 1701.13 further provides that indemnification thereunder may not be made by the corporation unless authorized after a determination has been made that such indemnification is proper, with that determination to be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to the proceedings; (b) if such a quorum is not obtainable, or, even if obtainable, but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the shareholders; or (d) by the court in which the proceeding was brought. However, a director (but not an officer, employee or agent) is entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that such director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Finally, Section 1701.13 provides that indemnification or advancement of expense provided by that Section is not exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or regulations or any agreement, vote of shareholders or disinterested directors or otherwise.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of TimkenSteel Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 13, 2014, File No. 001-36313).

4.2	Regulations of TimkenSteel Corporation (incorporated by reference to Exhibit 3.2 of Amendment No. 3 to the Company’s Registration Statement on Form 10, File No. 001-36313).

4.3	TimkenSteel Corporation Voluntary Investment Pension Plan dated June 30, 2014.

5.1	Opinion of Jones Day.

The Registrant undertakes to submit the Plan and any subsequent amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Powers of Attorney.

99.1	Consent of Joseph A. Carrabba (incorporated by reference to Exhibit 99.1 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, Registration No. 333-196287)

99.2	Consent of Phillip R. Cox (incorporated by reference to Exhibit 99.2 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, Registration No. 333-196287)

99.3	Consent of Diane C. Creel (incorporated by reference to Exhibit 99.3 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, Registration No. 333-196287)

99.4	Consent of Donald T. Misheff (incorporated by reference to Exhibit 99.4 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, Registration No. 333-196287)

99.5	Consent of Randall A. Wotring (incorporated by reference to Exhibit 99.6 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, Registration No. 333-196287)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, That:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on June 27, 2014.

TIMKENSTEEL CORPORATION

By:	/s/ Frank A. DiPiero
Name:	Frank A. DiPiero
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 27, 2014.

Signature	Title

*	Chairman, Chief Executive Officer and President
Ward J. Timken, Jr.	(Principal Executive Officer) and Director

*	Executive Vice President and Chief Financial Officer
Christopher J. Holding	(Principal Financial Officer)

*	Vice President, Corporate Controller
Amanda J. Sterling	(Principal Accounting Officer)

*	Director
John P. Reilly

*	This Registration Statement has been signed on behalf of the above officers and directors by Frank A. DiPiero, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

By:	/s/ Frank A. DiPiero
Name:	Frank A. DiPiero
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on June 27, 2014.

TIMKENSTEEL CORPORATION VOLUNTARY INVESTMENT PENSION PLAN

By:	/s/ Frank A. DiPiero
Name:	Frank A. DiPiero
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of TimkenSteel Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 13, 2014, File No. 001-36313).

4.2	Regulations of TimkenSteel Corporation (incorporated by reference to Exhibit 3.2 of Amendment No. 3 to the Company’s Registration Statement on Form 10, File No. 001-36313).

4.3	TimkenSteel Corporation Voluntary Investment Pension Plan dated June 30, 2014.

5.1	Opinion of Jones Day.

The Registrant undertakes to submit the Plan and any subsequent amendment thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Powers of Attorney.

99.1	Consent of Joseph A. Carrabba (incorporated by reference to Exhibit 99.1 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, Registration No. 333-196287)

99.2	Consent of Phillip R. Cox (incorporated by reference to Exhibit 99.2 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, Registration No. 333-196287)

99.3	Consent of Diane C. Creel (incorporated by reference to Exhibit 99.3 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, Registration No. 333-196287)

99.4	Consent of Donald T. Misheff (incorporated by reference to Exhibit 99.4 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, Registration No. 333-196287)

99.5	Consent of Randall A. Wotring (incorporated by reference to Exhibit 99.6 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, Registration No. 333-196287)